                                                                    EXHIBIT 10.1


                              SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT ("Separation Agreement") is entered into by and among MICHAEL A. LUSTIG ("Lustig") and THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation ("PRG").


                                   WITNESSETH

WHEREAS, Lustig has served as a director and the President and Chief Operating Officer of PRG and as an officer and director of subsidiaries and affiliates of PRG and his employment was being terminated without cause by agreement between PRG and Lustig on October 25, 2000; and

WHEREAS, the Parties agree that for all purposes hereof, the parties will treat Lustig's termination from the Company as a resignation which became effective as of October 25, 2000; and

WHEREAS, PRG and Lustig desire to settle fully and finally all differences which may arise out of or relate to Lustig's employment with PRG, all other claims Lustig has through the date of this Separation Agreement against PRG and all other claims PRG has through the date of this Separation Agreement against Lustig, and terminate the employment relationship between Lustig and PRG and all agreements, other than this Separation Agreement, relating to such employment relationship.

NOW THEREFORE, in consideration of the promises undertaken and releases herein contained, it is agreed by the parties hereto, as follows:

1.       TERMINATION OF EMPLOYMENT; TERMINATION BENEFITS.

         A. Termination of Employment. PRG and Lustig hereby agree that Lustig's employment by PRG and any and all of the subsidiaries of PRG is terminated effective as of October 25, 2000. Except for PRG's obligation to indemnify Lustig as provided herein and the restrictive covenants contained in paragraph 6.(a)-(c) of the October 17, 1997 Employment Agreement between Lustig and The Profit Recovery Group International 1, Inc., which obligation remains in full force and effect, and except as otherwise specifically provided in this Separation Agreement, any and all agreements between Lustig and PRG relating to employment, compensation, and any other benefits are hereby terminated and cancelled. Specifically excluded from this termination and cancellation provision are the stock options Lustig received while employed by PRG which had vested prior to his termination, but including in this termination and cancellation provision any options that may have become vested as a result of his termination.

         B. Resignation from Offices and Board of Directors. Lustig hereby confirms that he has resigned from all positions he may have had as an officer and director of PRG and of all subsidiaries and affiliates of PRG, effective October 25, 2000.

         C. Termination Benefits. PRG and Lustig agree that Lustig shall be entitled to receive the following, severance payments and rights, which collectively are the sole termination benefits to which he is entitled (collectively, items (i), (ii) and (iii) below being the "Termination Benefits"):

                  (i) Commencing January 31, 2001, PRG shall pay Lustig an aggregate of $660,000, payable in eighteen (18) equal monthly installments (without interest), on the last pay date each month, in accordance with PRG's customary payroll practices and subject to all applicable federal and state tax withholding and other deductions; provided, that in the event that prior to the end of such eighteen-month period either (a) any person or group of affiliated persons who, immediately prior to any transaction(s) hereinafter described, did not own 5% or more of the issued and outstanding shares of common stock of PRG, acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), in a transaction or series of related transactions, shares of common stock of PRG which represent more than 50% of all issued and outstanding shares of common stock of PRG (other than (A) in a transaction in which PRG has issued the shares of its common stock to such person or group of affiliated persons or (B) acquisitions which are not effected with the purpose of accomplishing a change in control of PRG, as evidenced in the Schedule 13D or Schedule 13G filed by such person or group of affiliated persons), or (b) PRG sells all or substantially all of its assets to an unrelated third party in a transaction or series of related transactions, then any unpaid amounts under this Section 1.C(i) shall be immediately due and payable.

                  (ii) In addition, PRG shall pay Lustig on the eighth day after he executes this Agreement a one-time lump-sum payment of $937,500 (less any payments made to Lustig after October 25, 2000) in full, final and complete satisfaction of any salary, bonus, deferred compensation, unvested stock options, stock purchase, fringe benefits or other employee benefits for which Lustig may have been eligible as an employee, officer and director of PRG.

                  (iii) The parties acknowledge and agree that as of the date hereof and as a result of the termination of Lustig's employment, Lustig has received and is entitled to own and receive 63,000 shares of capital stock in PRG (the "Transferred Stock") otherwise granted to Lustig under and as provided under prior restricted stock award agreements. The parties further agree that for and in consideration of the payments made to Lustig by PRG under subparagraph (ii) hereof, Lustig is hereby conveying and transferring solely the Transferred Stock to PRG free and clear of any claims of Lustig to the continuing ownership thereof.

                   (iv) The parties acknowledge and agree that, separate and apart from the Transferred Stock identified in subparagraph (iii) of this provision, Lustig currently owns 27,845 shares of capital stock in PRG (the "Retained Stock"). Notwithstanding anything contained herein to the contrary, Lustig shall continue to exclusively own the Retained


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         Stock and shall remain entitled to assert any and all claims pertaining to his ownership of the Retained Stock and his status as a shareholder of PRG resulting from such ownership.

                  (v) The parties acknowledge and agree that, during his employment with PRG, Lustig was granted options allowing him to purchase 638,850 shares of PRG stock pursuant to various written option agreements. PRG acknowledges that prior to Lustig's termination, 306,150 of those options had fully vested and Lustig shall retain the right to exercise those options in accordance with the terms of the various options agreements. Notwithstanding language to the contrary in the option agreements, PRG agrees that Lustig shall have 120 days from the date of his termination, or until February 23, 2001, whichever is earlier, to exercise those options.

                   (vi) PRG agrees that Lustig may retain the cell phone and the lap-top computer provided by PRG that he currently uses and acknowledges that Lustig has already delivered the computer and, to the extent applicable, the cell phone to PRG for removal of all Confidential Information (as defined herein) and all software programs owned by or licensed to PRG thereon.

                  (vii) PRG will provide Lustig with a separate notification about his rights under COBRA to elect to continue group insurance benefits for a specified period.

                  (viii) Lustig shall retain and shall be provided appropriate election forms for distribution or rollover of Lustig's balance under the PRG 401(k) plan all in accordance with the PRG 401(k) plan.

                  (ix) PRG will assign to Lustig, to the extent assignable, and free and clear of all rights or claims or liens of PRG, at Lustig's request, all insurance policies owned by PRG on the life of Lustig and Lustig will assume all obligations thereunder.

2. GENERAL RELEASE. In consideration of the Termination Benefits provided herein to which Lustig was not already entitled under the terms of his Employment Agreement and his Amendment to Employment and Compensation Agreements and the promises contained in this Separation Agreement, Lustig, for himself and for his successors, assigns, dependents, heirs, legatees, executors, administrators, and personal and legal representatives, hereby forever irrevocably and unconditionally grants to PRG this general release, acquits, remises, and discharges PRG and its present and former officers, directors, stockholders, employees, agents, representatives, attorneys, insurers, corporate affiliates, divisions, subsidiaries, related companies and entities, controlling persons, predecessors, successors, and assigns (the "Released Parties") from any claims, demands, complaints, causes of action, suits, damages, costs, losses, debts, expenses, contracts, charges, controversies, obligations, liabilities, promises, or agreements whatsoever, in law or in equity, whether known or unknown, fixed or contingent, which Lustig has had or may now have against any of the Released Parties arising from or connected with any matter, including without limitation, his employment with PRG, the termination of that employment or, except as otherwise specifically provided herein, any post-termination severance, salary, bonus, deferred compensation, unvested stock options, stock awards, auto


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allowance, fringe benefits or other employee benefits for which Lustig was eligible as an employee, officer or director of PRG and any subsidiary or affiliate thereof (collectively, the "Claims") but specifically excluding whatever rights or remedies or claims Lustig might have either (i) to indemnification or payment of expenses arising under PRG's charter, liability insurance or bylaws or those of any subsidiary or affiliate of PRG, (ii) in his capacity as a shareholder of PRG from and after the date of his termination or,
(iii) by reason of PRG's default, failure or breach under this Agreement (collectively the "Reserved Rights"). Such released Claims shall include, but not be limited to, any claims, demands, suits or causes of. action (i) in connection with any privacy right, civil rights claim, claim for emotional or mental distress, claims of defamation, claims for personal injury, claims for breach of contract, and claims for harassment or (ii) pursuant to any federal or state securities laws or regulations (other than the Reserved Rights), federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race, or other forms of discrimination. Lustig also agrees that, so long as John Cook is Chief Executive Officer of the Company, Lustig will not join in any attempt to (1) oust John Cook from his position as a director or as Chief Executive Officer; or (2) buy the Company through an unsolicited and unwelcome bid. In addition, except for the Reserved Rights, Lustig releases, remises, waives and discharges each of the Released Parties of and from any claims upon which he may have a right to recover in any lawsuit brought by any other person on Lustig's behalf or which includes Lustig in any class.

         Without limiting the generality of the foregoing, Lustig hereby acknowledges and covenants that he has knowingly relinquished and forever released any and all rights and remedies which might otherwise be available to him against any of the Released Parties under federal and state employment laws regarding his employment with PRG, including the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss.621, et seq., the Civil Rights Act of 1964, as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss.2000e et seq., 42 U.S.C. ss.1981, as amended, the Americans With Disabilities Act, as amended, 42 U.S.C. ss.12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss.701 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.031 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101, et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. ss.2601 et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. ss.201 et seq., and all Georgia Code provisions, state and federal workers' compensation laws, and any claims for attorneys' fees under federal, state or local laws.

PRG, on behalf of itself, its affiliates and its and their respective owners, stockholders, agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns (collectively the "PRG Releasees") hereby irrevocably and unconditionally remises, releases, and forever discharges Lustig and Lustig's heirs, representatives, successors and assigns (collectively the "Lustig Parties") of and from any and all actions, causes of actions, suits, debts, charges, allegations, assertions, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity, whether presently known or unknown, discovered or undiscovered, whether or not accrued or fully matured (collectively the "Company Claims")


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which Company Claims the Company Releasees ever had or which arises on or before the Effective Date of this Agreement, related to Lustig's employment with or termination from PRG or his status as an employee, officer, director, agent, shareholder or representative of any one or more of the Company Releasees; provided that this release shall not apply to and PRG hereby retains its rights to assert any and all claims PRG may have by reason of Lustig's default, failure or breach under this Agreement.

         By signing at the space indicated below, the Parties acknowledge that they have carefully read this general release and affirm that it constitutes a general release of all known and unknown Claims against the Released Parties and the PRG Releasees.

/s/  C. MCKELLAR, JR.                                   /s/  MICHAEL A. LUSTIG
---------------------------                             ------------------------
For PRG                                                 Michael A. Lustig


3. COVENANT NOT TO SUE; NON-COOPERATION PROVISION. The Parties agree that they will not directly or indirectly institute, solicit, encourage, consult or advise, or in any way participate in the commencement and/or prosecution of any administrative proceeding or lawsuit against any of the Released Parties or the Lustig Parties in regard to the claims released herein or any other claims or causes of action arising from acts or omissions taken or made prior to the date of this Separation Agreement. All Parties further agree that they will not either directly or indirectly assist in, cooperate or consult with, or encourage any other parties or their attorneys to commence or prosecute any present or future administrative proceeding or lawsuit against the other Party or any of the Released Parties or the Lustig Parties. Nothing in this provision will prevent either Party from taking any actions deemed reasonably necessary to defend against any allegation, inquiries, accusations, proceeding, claim, demand, lawsuit or investigation of any nature whatsoever and by whomever initiated.

4. DUTY TO COOPERATE. For a one year period from the effective date of this Agreement, and thereafter, with respect to any litigation in which he is a defendant, Lustig agrees that he will cooperate with and provide assistance to PRG and its attorneys in connection with any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which PRG is involved, whether or not Lustig is a defendant in such investigations, inquiries, proceedings or litigation. Lustig will provide such cooperation without cost (except for reimbursement for out-of-pocket expenses) on all matters involving litigation in which Lustig is a defendant. Such cooperation and assistance shall consist of, inter alia, meeting with counsel for PRG on a reasonable schedule and providing background information to counsel in such meetings, providing truthful testimony in any proceeding, and providing other support and cooperation as PRG may reasonably request. Additionally, Lustig shall use his best efforts to be available to assist any employee or representative of PRG via telephone or in person at PRG's executive offices to the extent that PRG, in its sole and exclusive discretion, determines that Lustig's assistance is necessary. PRG agrees that any requests made pursuant to this paragraph will be made in writing with adequate advance notice and any assistance provided by Lustig will be provided in a manner that does not interfere with any subsequent employment that Lustig procures. In addition, during the one year period, Lustig agrees that he will assist the Company in matters unrelated to litigation in which he is a defendant for up to one day (8 hours)


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per month without additional payment to him except for reimbursement for direct, out of pocket expenses, if any, incurred by Lustig in connection with such cooperation. PRG agrees it will compensate Lustig for any time spent assisting or cooperating with the Company beyond one day per month at the rate of $1200 per day plus reimbursement for direct out-of-pocket expenses, if any, incurred by Lustig in connection with cooperation unrelated to litigation in which he is a defendant. After the one year period expires, any assistance Lustig agrees to provide to the Company (other than assistance related to litigation in which Lustig is a defendant) will be compensated at the rate of $1200 per day plus reimbursement for direct out-of-pocket expenses, if any, incurred by Lustig in connection with such cooperation. PRG also agrees to indemnify, defend and hold Lustig harmless from and against any claims, obligations, liabilities, loss or other damages incurred or sustained by Lustig in connection with all acts, undertakings or omissions committed by Lustig in providing PRG with any requested assistance.

5. NO DISPARAGEMENT. Lustig agrees that he will neither say, write nor communicate in any manner to any person or entity anything derogatory or negative about PRG and its officers, directors, employees, affiliates, and representatives, and any of its practices, policies, services or products, regardless of the truth or falsity of the information. PRG agrees that neither it nor any PRG Releasees will likewise say, write nor communicate in any manner to any person or entity anything derogatory or negative about Lustig. The Parties agree that this paragraph will not restrict either Party from providing information required by law, governmental or judicial order or to defend themselves in legal proceedings.

6. CONFIDENTIAL INFORMATION AND CONTINUING RESTRICTIVE COVENANTS. As used in this Separation Agreement, the term "Confidential Information" shall mean all information regarding PRG, PRG's activities, PRG's businesses including, but not limited to, PRG's accounting and other business procedures or PRG's customers that is not generally known to persons not employed by PRG, that is not generally disclosed by PRG to persons not employed by PRG, and that is the subject of reasonable efforts to protect its confidentiality. "Trade Secrets" shall mean information defined as a trade secret by the Georgia Trade Secrets Act.

         (a) Lustig understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of PRG and its affiliated entities, and should not be disclosed to any third parties without express permission from PRG. Lustig hereby represents and warrants that he has not revealed, divulged or disclosed to any third parties not affiliated with PRG any Confidential Information or Trade Secrets that he may have become aware of over the course of his employment with PRG and/or in the process of discussing the terms of his departure with PRG. Lustig further agrees that he shall not, directly or indirectly, at any time in future, reveal, divulge, or disclose to any person, not expressly authorized by PRG, any Trade Secrets. Lustig further agrees that he shall not, directly or indirectly, for a period of two years from the date of this Agreement, reveal, divulge, or disclose to any person, not expressly authorized by PRG, any Confidential Information.

         (b) Lustig understands and agrees that the restrictive covenants contained in paragraph 6.(a)-(c) of his Employment Agreement dated October 17, 1997, with PRG's subsidiary, The Profit Recovery Group International 1, Inc., shall remain in full force and effect.


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7.       OTHER REPRESENTATIONS.  Lustig represents and warrants to PRG as follows:

         (a) that from October 25, 2000, through the date of execution of this Separation Agreement, he has not acted in any manner that, after the date of execution of this Separation Agreement, would be a violation of the terms of the Separation Agreement;

         (b) that he has not made any false statements or misrepresentations in connection with this Separation Agreement, that he has not assigned or transferred to any person or entity not a party to this Separation Agreement any Claim or other right released hereunder and that he shall defend, indemnify, and hold harmless PRG from and against any claim (including the payment of attorneys fees and costs actually incurred whether or not litigation has commenced) based on or in connection with or arising out of any such assignment or transfer made by Lustig;

         (c) that he has not, prior to the date and time of his execution of this Separation Agreement, initiated any lawsuit or any administrative proceedings against PRG with any governmental agency or any court; and

         (d) that a portion of the consideration he is receiving under this Separation Agreement is valuable consideration to which he would not otherwise be entitled.

         (e) that, in accordance with Lustig's existing and continuing obligations to PRG, except for the cellular telephone and lap top computer which he may retain pursuant to Section 1.C. (vi) hereof, he has returned or will immediately return to PRG all property and equipment of PRG in his possession, control or custody, including, without limitation, any of the following: pager(s), calling card(s), corporate credit card(s), office key(s), security card(s), all files, records, documents, correspondence, data, computer access codes, computer programs, business plans and other property which he prepared or helped prepare in connection with his employment by PRG and Lustig will not retain any copies or reproductions of any such property and equipment of PRG; and

8. INDEMNIFICATION BY LUSTIG. Lustig will defend, indemnify, and hold harmless PRG from and against any loss, expense or liability (including the reasonable attorneys fees and costs actually incurred whether or not litigation has commenced) suffered or incurred by PRG based on or in connection with or arising out of any disclosure by Lustig of Confidential Information prior to, on or after the date of execution of this Separation Agreement to any recipient who at the time of disclosure was not an officer, director or employee of PRG or otherwise authorized by PRG to received the Confidential Information.

9. INDEMNIFICATION BY PRG. Irrespective of Lustig's termination and with respect to those acts, errors or omissions undertaken or committed by Lustig on or before the date hereof in the performance of his duties as an officer, director or representative of any one or more of PRG or the PRG Releasees, Lustig will remain entitled to receive and PRG and each of the PRG Releases shall provide and extend to Lustig all rights of indemnification (including without limit obligations to defend) provided as available under either (i) the Articles of Incorporation, By-


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Laws or the indemnification agreement of any one or more of PRG or the PRG
Releasees to the maximum extent now or hereafter in effect and (ii) all professional or other liability insurance policies maintained by any one or more of PRG or the PRG Releasees to the maximum extent now or hereafter available. Additionally, PRG, on behalf of itself and each PRG Releasee, agrees that it shall continue to maintain all professional or other liability insurance covering its directors and officers and this liability insurance shall continue to provide Lustig with beneficial coverage for all acts or omissions undertaken by Lustig on or before the date hereof in the performance of his duties as an officer, director or representative of any one or more of PRG or the PRG Releasees.

10. REMEDIES. In the event either Party breaches any obligations under this Agreement, the non-breaching Party will be entitled to recover from the breaching Party attorneys' fees and all other costs and expenses incurred in enforcing this Agreement or in prosecuting any counterclaim or cross claim or appeal based hereon and to obtain all other relief provided by law or equity. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Parties at law or in equity.

         The Parties agree that if either Party is unsuccessful in any challenge to the terms of this Separation Agreement, or to the Separation Agreement as a whole, the unsuccessful Party shall be fully responsible for any expenses or damages incurred by the prevailing Party, including court costs and reasonable attorneys fees arising as a result of the unsuccessful Party's challenge.

11. NO ADMISSION. This Separation Agreement shall not be construed as an admission by either Party of any liability, or any acts of wrongdoing, or the violation of any federal, state or local law, ordinance or regulation, nor shall it be considered as evidence of any such alleged liability, wrongdoing, or violation of any federal, state or local law, ordinance or regulation.

12. CONFIDENTIALITY OF SEPARATION AGREEMENT. The nature and terms of this Separation Agreement are strictly confidential and shall not be disclosed by Lustig at any time to any person other than his immediate family, his lawyer and accountants without the prior written consent of PRG, except as necessary in any legal proceedings brought to enforce the provisions and terms of this Separation Agreement, to prepare and file income tax returns, pursuant to court order or to defend himself in legal proceedings. If either PRG or Lustig are asked about the termination of the relationship by parties outside PRG's group of employees and agents who have a legitimate business reason to know of the terms hereof, they will respond that Lustig voluntarily resigned.

13. GOVERNING LAW. This Separation Agreement is made and entered into in the State of Georgia and will in all material respects be interpreted, enforced, and governed under the laws of said state. The provisions of this Separation Agreement are severable, and if any part of the Separation Agreement is found to be unenforceable or invalid, the remainder of the Separation Agreement shall not in any way be affected or impaired and those provisions will continue to be valid and effective.

14. NO OTHER CONSIDERATION. Lustig affirms that the only consideration received by Lustig for entering into this Separation Agreement is as stated herein, and that no other promise,


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representation or agreement of any kind whatsoever has been made to, or relied upon by, Lustig in connection with Lustig's execution of this Separation Agreement. Lustig further acknowledges that he has read the entire Separation Agreement and fully understands the meaning and intent of the Separation Agreement, including, but not limited to, its final and binding effect in relation to the general release of all claims. Lustig acknowledges that, with the exception of the payments and benefits described herein, he is not entitled to any other payments, compensation or fringe benefits of any kind whatsoever after the date of this Separation Agreement.

15. CONSULTATION WITH ATTORNEY. Lustig further acknowledges that he has been advised by PRG to consult with an attorney in connection with this Separation Agreement. Lustig further acknowledges that he was given the opportunity to take at least twenty-one (21) days from the time he first received this Separation Agreement within which to consider whether to sign it. Additionally, Lustig acknowledges that he will have seven (7) days from the date of the execution of this Separation Agreement by Lustig within which to change his mind and revoke the Separation Agreement, upon which event the payments and other obligations of PRG will cease. Lustig acknowledges and agrees that any revocation of this Separation Agreement must be made in writing and delivered within the seven 7-day revocation period to:

                  The Profit Recovery Group International, Inc.
                           Attn: Clinton McKellar, Jr.
                      2300 Windy Ridge Parkway, Suite 100 N
                           Atlanta, Georgia 30339-8426

Lustig further acknowledges that the effective date of this Separation Agreement will be the eighth (8th) day after it has been executed by Lustig.

16. MERGER AND INTEGRATION. It is expressly understood and agreed that this Separation Agreement constitutes a full and final settlement and general release of all Claims. This Separation Agreement, therefore, supersedes and extinguishes any and all other promises, representations or agreements, whether written or oral, made at any time prior to the date of this Separation Agreement by and between the parties or any of their current and former officers, directors, stockholders, partners, principals, employees, agents, parent corporations, subsidiaries, affiliates, predecessors, estates, successors, assigns, and attorneys regarding the resolution of the Claims. The parties agree that, except with respect to any charter, bylaw or other agreement which provides indemnification obligations to Lustig and which PRG has agreed to extend to Lustig in accordance with Section 9 hereof, this Separation Agreement contains the entire agreement between the parties with respect to the Claims and that the terms of this Separation Agreement are contractual and not mere recitals. This Separation Agreement may not be changed, modified, amended or altered except by written agreement signed by all parties hereto.

17. KNOWING EXECUTION. Lustig warrants, represents, and acknowledges that this Separation Agreement is entered into by Lustig KNOWINGLY AND VOLUNTARILY as an act of Lustig's OWN FREE WILL; that Lustig is of sound mind; that Lustig is laboring under no physical, psychological, or


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mental infirmity which would affect his capacity either to understand the terms of this Separation Agreement or to freely enter into and be bound by the provisions of this Separation Agreement.

I HAVE PERSONALLY READ THE FOREGOING AGREEMENT, AND I AM VOLUNTARILY AND KNOWINGLY ENTERING INTO THE TERMS AND PROVISIONS CONTAINED IN IT, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.


                           LUSTIG


                           /s/  MICHAEL A. LUSTIG
                           -----------------------------------------
                           MICHAEL A. LUSTIG

                           Date:  2-2-01
                                ------------------------------------

                           PRG THE PROFIT RECOVERY GROUP
                           INTERNATIONAL, INC.

                           By:  /s/  C. MCKELLAR, JR.
                               -------------------------------------

                           Title:    S.V.P
                                  ----------------------------------

                           Date:     2/2/01
                                ------------------------------------



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                               ACKNOWLEDGEMENT OF
              KNOWING AND VOLUNTARY EXECUTION BEFORE EXPIRATION OF
                  MANDATORY TWENTY-ONE DAY CONSIDERATION PERIOD
       UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED


I, MICHAEL A. LUSTIG, understand that I may take a minimum of twenty-one (21) days within which to consider and execute the above Separation Agreement. However, I acknowledge, represent and warrant that I have had sufficient time to review and consider this Separation Agreement, and I have freely and voluntarily chosen to execute the said Separation Agreement before the twenty-one (21) day period has expired. I further acknowledge that I have been advised by THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. to consult an attorney prior to executing this acknowledgement below.



Date:    February 2, 2001                            /s/ Michael A. Lustig
     ---------------------------------------         ---------------------------
                                                     MICHAEL A. LUSTIG




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